UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 17, 2008

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176

(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NW, Suite 1000, Atlanta, Georgia 30305

(Address of Principal Executive Offices)	(Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

     On November 17, 2008, Premiere Global Services, Inc. sent a notice to our executive officers and directors informing them that, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, they would be prohibited from purchasing, selling or otherwise acquiring or transferring certain of our equity securities (including our common stock, securities convertible into or exchangeable for shares of our common stock, and derivative securities pertaining to any such equity securities) on the open market or otherwise during a black-out period relating to the temporary suspension of transactions in our common stock under our 401(k) plan. The black-out period, which is imposed to facilitate a change in our 401(k) plan’s trustee, custodian and recordkeeper, will begin during the week of December 22, 2008 and end during the week of January 10, 2009. This description of the 401(k) plan black-out notice is qualified in its entirety by reference to the full text of the notice, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     We received the notice prescribed by Section 101(i)(2)(E) of ERISA on November 17, 2008.

     During the black-out period and for a period of two years after the ending date thereof, a participant in our 401(k) plan, a security holder or other interested person may obtain, without charge, information regarding the black-out period, including the actual beginning date and ending date of the black-out period, by contacting Scott Askins Leonard, Senior Vice President – Legal and General Counsel at Premiere Global Services, Inc., 3280 Peachtree Road NW, Suite 1000, the Terminus Building, Atlanta, Georgia 30305 or at (404) 262-8400.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Notice to Executive Officers and Directors of Premiere Global Services, Inc. Regarding 401(k) Plan Black-Out Period

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2008	PREMIERE GLOBAL SERVICES, INC

	By:	/s/ Scott Askins Leonard Scott Askins Leonard Senior Vice President – Legal General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Notice to Executive Officers and Directors of Premiere Global Services, Inc. Regarding 401(k) Plan Black-Out Period